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                                                                    Exhibit 99.J

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 21 to Registration Statement No. 33-20309 on Form N-1A of Lord Abbett Global Fund, Inc. of our report dated February 20, 2004 on the financial statements of Lord Abbett Global Fund, Inc. for the year ended December 31, 2003 and to the references to us under the captions "Financial Highlights" in the Prospectus and "Independent Registered Public Accounting Firm" and "Financial Statements" in the Statement of Additional Information, both of which are part of this Registration Statement.




DELOITTE & TOUCHE LLP
New York, New York
October 15, 2004